CANDIE'S, INC.
                             2975 Westchester Avenue
                            Purchase, New York 10577

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 17, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints NEIL COLE and LAWRENCE O'SHAUGHNESSY, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Candie's Inc. (the "Company") on Monday, August 17, 1998, at the offices of the Company, 2975 Westchester Avenue, Purchase, New York 10577 or at any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. Adoption of Agreement and Plan of Merger between the Company and New Retail Concepts, Inc.

                  |_| FOR        |_| AGAINST       |_| ABSTAIN

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2.   ELECTION OF DIRECTORS:

FOR all nominees  listed below                    WITHHOLD  AUTHORITY
 (except as marked to the contrary below)          to vote for all nominees
                                                   listed below.

        Neil Cole, Lawrence O'Shaughnessy, Barry Emanuel and Mark Tucker

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominees name in the space below.)



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3.   In their  discretion,  the Proxies are  authorized  to vote upon such other business as may properly come before the meeting.

                                    (Continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


Dated: _____________________, 1998

Please sign exactly as name appears heron. When shares are hold by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                                    Signature


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                            Signature of held jointly


     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.